                                                                   EXHIBIT 10.17



                                  SUB-SUBLEASE

THIS SUB-SUBLEASE (this "Sub-Sublease") is entered into as of the 18th day of November, 1997, by and between (i) Talarian, Inc., a California corporation ("Talarian"), and (ii) Fenwick & West LLP ("Fenwick").

        A. Pursuant to that certain Lease dated February 8, 1995 (the "Master Lease"), by and between GVE Distel Associates, a California general partnership ("Master Landlord"), as landlord, and BroadVision, Inc., a Delaware corporation ("BroadVision"), as tenant, BroadVision is leasing from Master Landlord certain space in a building located at 333 Distel Circle, Los Altos, California. A copy of the Master Lease is attached hereto as Exhibit A.

        B. Pursuant to that certain Sublease dated July 18, 1997 (the "Sublease"), BroadVision subleased to Talarian the premises covered by the Master Lease consisting of approximately 16,359 rentable square feet as more particularly described in the Sublease (the "Subleased Premises"). A copy of the Sublease is attached hereto as Exhibit B.

        C. Fenwick desires to sub-sublease a portion of the Subleased Premises consisting of approximately eight thousand one hundred seventy nine (8,179) square feet from Talarian and Talarian desires to sub-sublease such portion of the Subleased Premises to Fenwick, on the terms, covenants and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, the parties hereto as agree as follows:

        1. SUB-SUBLEASE. Talarian subleases to Fenwick and Fenwick hires from Talarian a portion of the Subleased Premises consisting of approximately 8,179 square feet and more particularly described on Exhibit C hereto (the "Fenwick Premises"). The Fenwick Premises shall be delivered to Fenwick on the Commencement Date in "AS IS" condition with all faults, and Fenwick by acceptance and delivery thereof, acknowledges that same to be in good order and repair and in a tenantable condition. Notwithstanding the foregoing to the contrary, Talarian shall cause all carpeting in the Fenwick Premises to be cleaned prior to delivery of the Fenwick Premises to Fenwick.

        2. TERM. The term of this Sub-Sublease shall commence on December 15, 1997 (the "Commencement Date") and shall expire on January 31, 1999, unless sooner terminated as hereafter provided or as provided in the Master Lease (the "Term"). The Term of this Sub-Sublease shall earlier terminate in the event of the earlier termination for any cause whatsoever of the Sublease or of the Master Lease. If Talarian terminates the Sublease under Paragraph 3 of the Sublease, this Sub-Sublease will automatically terminate.

               (a) Notwithstanding the foregoing, Fenwick agrees that in the event of the failure or inability of Talarian for any reason to deliver possession of the Fenwick Premises on or before the Commencement Date (i) Talarian shall not be liable for any damage caused thereby; (ii) this Sub-Sublease shall not be void or voidable; (iii) Fenwick shall not be liable for rent until such time as Talarian delivers possession of the Fenwick Premises to Fenwick in the condition required under paragraph 1 above; and (iv) the Term shall not be extended by any such delay.

               (b) Notwithstanding the provisions of this Paragraph 2 to the contrary, if Talarian had not delivered the Fenwick Premises to Fenwick in the condition required under paragraph 1 above on or before December 31, 1997, Fenwick shall have the right thereafter, until such possession is delivered to Fenwick, to terminate this Sub-Sublease upon ten (10) days notice to Talarian. Upon such termination, both parties shall be released from further liability under this Sub-Sublease and all deposits and prepaid rent shall be returned to Fenwick.

3. RENT.

        (a) BASE RENT. Fenwick shall pay to Talarian during the Term as base rent for the Fenwick Premises the sum of Twenty-Five Thousand Three Hundred Fifty-Four Dollars ($25,354.00) per month, which amount shall be prorated for each fractional month during the Term. The amounts payable pursuant to this Paragraph 3(a) are hereinafter referred to as "Base Rent." Fenwick shall pay to Talarian upon execution of this Sub-Sublease, in addition to the Deposit set forth in Section 3(d) below, the first month's Base Rent in the amount of $23,354.00 which shall be applied to the first month of the term (if the term begins on the first day of a month) or to the first thirty-one days of the term (if the term begins on any day other than the first day of a month). If the term begins on other than the first day of a month, on the first day of the first full month of the term, Fenwick shall pay to Talarian a sum equal to the difference between the Base Rent due for the full month less the amount of prepaid Base Rent credited hereunder to a portion of that month.

        (b) PAYMENT. Base Rent and any other charges payable by Fenwick to Talarian under this Sub-Sublease (collectively "Rent") shall be paid to Talarian at the place set forth as Talarian's address for notices hereunder, or at such other place as Talarian may from time to time designate by notice to Fenwick. All such payments shall be made (i) with respect to Base Rent, on the first day of each calendar month during the Term of this Sub-Sublease (except that the Base Rent for the first month of the Term shall be due upon execution of this Sub-Sublease), without prior notice or demand therefore and without any deductions or offsets whatsoever; and (ii) with respect to all other payments, fifteen (15) days prior to the date such payments are due to BroadVision under the Sublease, or if no regular due date is specified under the Sublease, as specified in Talarian's written notice to Fenwick (but in no event upon fewer than fifteen (15) days prior written notice). All such amounts shall be prorated as appropriate.

        (c) LATE PAYMENTS. If any installment of Base Rent or any other amount due from Fenwick under this Sub-Sublease shall not be received by Talarian within five (5) days after the date the same is due and payable, Fenwick shall pay to Talarian a late charge equal to six percent (6%) of such unpaid amounts. Acceptance of such late charges by Talarian shall in no event constitute a waiver of Fenwick's default with respect to such overdue amount nor shall such acceptance prevent Talarian from exercising any of the other rights and remedies granted to Talarian hereunder.

        (d) DEPOSIT. Upon the execution of this Lease, Fenwick shall pay to Talarian the sum of Twenty-Five Thousand Three Hundred Fifty-Four Dollars ($25,354.00) (the "Deposit") to be held as a non-interest bearing security deposit for the full and faithful performance of each of Fenwick's obligations under this Sub-Sublease. In the event Fenwick fails to perform or observe any of the provisions of the Sub-Sublease to be performed or observed by Fenwick, then, at the option of Talarian, Talarian may apply the Deposit or any portion thereof as may be necessary to remedy any default in the payment of rent or otherwise remedy any nonperformance by Fenwick, and Fenwick shall forthwith upon demand restore the Deposit to the original amount specified. Any remaining portion of the Deposit shall be returned to Fenwick within thirty (30) days of the date of termination of this Sub-Sublease, provided that Fenwick shall have performed all of the terms and conditions of this Sub-Sublease throughout the Term, and shall have vacated the Fenwick Premises in accordance with each and every term and condition of this Sub-Sublease.

        (e) ABATEMENT. Notwithstanding anything in this Sub-Sublease to the contrary, in the event that as a result of any restoration or repair to the Office Building Project, the Building (as such terms are defined in the Master Lease) or the Subleased Premises (whether as a result of a casualty event, act of condemnation or otherwise), or due to any other cause whatsoever, Talarian is entitled to any abatement of Rent under the Sublease, then to the extent that the Fenwick Premises are damaged or destroyed or otherwise affected by the event giving rise to the abatement, Fenwick shall be entitled to an equivalent abatement of the Rent due under this Sub-Sublease.

4. USE. Fenwick shall use the Fenwick Premises only for purposes allowed under the Master Lease and the Sublease and for no other purpose. Fenwick shall not do or suffer anything to be done upon the Fenwick Premises which will cause injury to the Fenwick Premises. Fenwick shall comply with all federal, state, and local laws, ordinances, regulations and standards relating to its use of the Fenwick Premises and its use, storage, sale and disposal of hazardous or toxic substances, as such terms are defined in any such federal, state, or local law, ordinance, regulation or standard. Fenwick shall not use or bring onto the Fenwick Premises any hazardous or toxic substance other than such substances as are customarily used in connection with general office purposes (which substances shall be used strictly in compliance with applicable laws).

5. OPTIONS.

        (a) TALARIAN OPTION TO RETAKE SPACE. Talarian shall have the option, from time to time, by giving Fenwick sixty (60) days prior written notice, to take back the aggregate of up to fifty percent (50%) of the Fenwick Premises for its own use. Said notice may not be given prior to the beginning of the fourth
(4th) month following Fenwick's initial occupancy of the Fenwick Premises. In the event Talarian exercises said option, this Sub-Sublease shall be amended to reflect the remaining square footage being sub-subleased and the monthly Base Rent amount due shall be modified to reflect an amount equal to $3.10 per square foot per month multiplied by the remaining square footage that Fenwick shall occupy after the retaking of space; provided if Fenwick has exercised any right to extend the term, then the Base Rent shall be equal to the same amount that Fenwick then is paying per square foot per month multiplied by the remaining square footage that Fenwick shall occupy after the retaking of the space. In addition, (i) any costs to move walls, provide separate exits or fire exits associated with the retaking of space shall be borne by Talarian and (ii) Talarian shall reimburse Fenwick for Fenwick's costs to move personal property from the area of the Fenwick Premises retaken to another area of the Fenwick Premises or to perform recabling required within the Fenwick Premises as a result of the retaking by Talarian, provided Talarian's obligation under this clause (iii) shall in no event exceed, in the aggregate, One Thousand Dollars ($1,000.00).

        (b) FENWICK OPTION TO RENEW TERM. Talarian grants to Fenwick the option to extend the term of this Sub-Sublease for one period beginning February 1, 1999 and continuing through July 31, 1999 (the "First Extension Term"). If Fenwick properly exercises its right to extend the term through the First Extension Term, Fenwick may further extend the term of this Sub-Sublease for one additional period beginning August 1, 1999 and continuing through January 31, 2000 (the "Second Extension Term"). If Fenwick properly exercises its right to extent the term of this Sub-Sublease in accordance with this Paragraph 5(b), the First Extension Term or the Second Extension Term, as the case may be, shall be on all of the terms and conditions set out in this Sub-Sublease, except the Base Rent shall be the then current market rate for similar properties in the immediate area, but in no event less than the Base Rent per square foot that Talarian is then paying under the Sublease. For purposes of this Sub-Sublease, any reference to the Term shall include the First Extension Term and the Second Extension Term provided that Fenwick has properly exercised its rights to extend the term of this Sub-Sublease.

               (i) The parties acknowledge that Talarian intends to use the Fenwick Premises at some time during the Sublease term, but that the date for Talarian use is not known at this time. Therefore, the right of Fenwick to exercise its option under this Paragraph 5(b) is conditioned upon Talarian delivering to Fenwick, not later than November 1, 1998 (for the First Extension
Term), or May 1, 1999 (for the Second Extension Term) written notice that Talarian consents to Fenwick's exercise of its option rights. If no such written notice is delivered to Fenwick prior to November 1, 1998, Fenwick shall have no right to exercise its option for the First Extension Term or for the Second Extension Term. If no such written notice is delivered to Fenwick prior to May 1, 1999, Fenwick shall have no right to exercise its option for the Second Extension Term.

               (ii) If Talarian delivers to Fenwick the notice described in clause 5(b)(i) above within the appropriate time period, Fenwick may exercise its option to extend the Term by, and only by, delivering to Talarian on or before thirty (30) days before the then expiration of the Term written notice of exercise ("Notice of Exercise"), which notice, in order to be effective, must contain Fenwick's statement of the appropriate Base Rent to be paid during the relevant Extension Term. The Base Year shall remain 1998.

               (iii) If Fenwick properly exercises its option to extend the Term, if Talarian does not agree with the proposed Base Rent stated in Fenwick's Notice of Exercise, Talarian shall notify Fenwick in writing and the two parties for a period of fifteen (15) days shall attempt to agree on the Base Rent to be paid by Fenwick during the relevant Extension Term. If the parties are unable to agree during the fifteen (15) day period, the Base Rent shall be determined by Duffy D'Angelo and Brad Lyman; provided that, if one or both of such individuals is unavailable to make sure determination, the party on whose behalf such individual was to act shall have the right to choose a successor to such individual, which successor shall have the qualifications set forth in the next sentence. If Duffy D'Angelo and Brad Lyman (or, if applicable, their successors) are unable to agree on Base Rent within thirty (30) days before the commencement if the First Extension Term, or the Second Extension Term, as the case may be, they shall agree upon a licensed commercial real estate broker or agent active in the office leasing business in the Mountain View/Palo Alto/Los Altos area and that person shall determine the Base Rent. If Brad Lyman and Duffy D'Angelo (or, if applicable, their successors) are unable to agree on a third party to determine the Base Rent, the Base Rent shall be determined by an arbitrator appointed by the American Arbitration Association in accordance with the Rules of the American Arbitration Association. The costs of determining the Base Rent for any Extension Period shall be borne one-half by Talarian and one-half by Fenwick.

               (iv) The provisions of the Master Lease, paragraph 39.4 are specifically incorporated into this Paragraph 5(b).

6. SUB-SUBLEASE SUBJECT TO MASTER LEASE/SUBLEASE. This Sub-Sublease shall be subject to all of the terms and conditions of the Sublease with the exception of those items excluded pursuant to Paragraph 7(a) below, and from and after the Commencement Date Fenwick covenants to perform all of the obligations if "Subleassee" with regard to the Fenwick Premises under the Sublease accruing or required to be performed during the Term of this Sub-Sublease to the extent said terms and conditions are consistent with the provisions of this Sub-Sublease, and only except as otherwise limited by Paragraph 7(a) below. Talarian shall be responsible for all of the obligations of "Subleassee" under the Sublease (a) accruing or required to be performed prior to the Commencement Date and (b) except as otherwise provided in this Sub-Sublease or incorporated provisions of the Sublease or the Master Lease, following the expiration or any partial termination of the Sublease. This Sub-Sublease shall be subject to all the terms and conditions of the Master Lease with the exception of those items excluded pursuant to Paragraph 7(a). By agreeing to perform the duties of "Sublessee" with regard to the Fenwick Premises, Fenwick also is agreeing for the benefit of Talarian, during the term of this Sub-Sublease to perform all the obligations of Talarian with regard to the Fenwick Premises under the Master Lease (which obligations Talarian has assumed pursuant to Paragraph 6 of this Sublease).

7. INCORPORATION OF SUBLEASE.

        (a) EXCLUSIONS. Except as otherwise provided in this Sub-Sublease, all of the terms and conditions of the Sublease are incorporated herein as terms and conditions of this Sub-Sublease, with references therein to "Sublessor" and "Sublessee" to be deemed to mean and refer to, respectively, Talarian and Fenwick herein, with references to the "Premises" to be deemed to mean and refer to the "Fenwick Premises" and with references therein to "Sublease" to mean this Sub-Sublease, and along with the sections and paragraphs set out in this Sub-Sublease, shall be the complete terms and conditions of this Sub-Sublease; provided, however, the following paragraphs of the Sublease are not incorporated herein: 3(a), 3(c), 4(a), 4(d), 5, 7(c) and 8.

        (b) SUBLEASE AMENDMENT. For the purposes of incorporation of the terms and provisions of the Sublease into this Sub-Sublease, the following Sublease provisions are hereby amended as follows (references are to paragraphs in the Sublease):

                4(b) Fenwick shall also pay, in addition to Base Rent, for each Comparison Year during the term of this Sub-Sublease, Fenwick's Pro Rate Share (as defined below) of any and all increases to the Building's Operating Expenses and/or Real Estate Taxes over a 1998 Base Year, to the extent that such increases are payable by Talarian pursuant to the Sublease (the "Operating Expense Increases"); provided, however, that Fenwick shall have no obligation to pay any such increases applicable to the first twelve (12) months of the Sub-Sublease term. Fenwick's Pro Rata Share, as determined from time to time, shall mean that percentage obtained by dividing the square footage contained within the Fenwick Premises (the "Fenwick Numerator") by 16,359. If the square footage occupied by Fenwick during a calendar year shall change, the Fenwick Numerator shall be the average number of square feet occupied by Fenwick during such calendar year. The initial Fenwick Pro Rata Share is fifty percent (50%).

        (c) MASTER LEASE AMENDMENT. For the purposes of incorporation of the terms and provisions of the Master Lease and the Sublease into this Sub-Sublease, the following Master Lease provisions are hereby amended as follows (references are to paragraphs in the Master Lease):

                8. Master Landlord, BroadVision and Talarian shall be named as additional insured on the liability insurance.

                13. The three day cure provided for any monetary default is reduced to two (2) days. The thirty (30) day cure period provided for any non-monetary default is reduced to twenty-five (25) days.

                23. The addresses for notices shall be set out on the signature page hereto.

        (d) RECOURSE TO MASTER LANDLORD. Notwithstanding Paragraph 7(a) hereof, it is understood and agreed that Talarian shall have no obligation or responsibility to provide or perform any service, maintenance utility, repair, alteration or other similar obligation which is the obligation of Master Landlord or BroadVision to provide or perform pursuant to the terms of the Master Lease or Sublease. If Fenwick shall notify Talarian that Master Landlord or BroadVision is not supplying services to the Subleased Premises as required under the Master Lease or Sublease, Talarian will promptly request Master Landlord or BroadVision, as appropriate, to perform such services. Talarian shall in no event be liable to Fenwick nor shall Fenwick's obligations under this Sub-Sublease be impaired or reduced or the performance thereof excused because of any failure or delay on Master Landlord's or BroadVision's part in providing any such services or in making any repairs or alterations, or in performing or observing any similar obligation of Master Landlord under the Master Lease or BroadVision under the Sublease. If BroadVision or Master Landlord shall default in its obligation to provide services or make repairs as required under the Sublease or the Master Lease to the Subleased Premises, Talarian at Fenwick's request shall exercise reasonable efforts to enforce Talarian's rights against BroadVision (or to cause BroadVision to enforce its rights against Master Landlord with respect to such service or repairs) but Talarian shall have no obligation to bring any legal action or proceeding against BroadVision. Notwithstanding the foregoing, (i) if as a result of BroadVision's or Master Landlord's failure to provide services or make repairs as required under the Sublease or applicable provisions of the Master Lease Fenwick's use of the Fenwick Premises is materially and adversely affected for a period of thirty (30) or more days, and (ii) if Talarian fails to bring a legal action against BroadVision for such failure within ten (10) days after Fenwick's written request to do so; then Fenwick may elect to terminate this Sub-Sublease provided it provides Talarian with written notice of such termination within thirty (30) days after the later to occur of (i) and (ii) above.

        (e) TALARIAN REPRESENTATIONS. Talarian represents to Fenwick, as of the date hereof, (i) the Sublease and, to Talarian's knowledge, that Master Lease are in full force and effect and (ii) that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, constitute a default, exists on the part of Talarian or, to Talarian's knowledge, BroadVision or the Master Landlord. However, possession of the Sublease Premises had not been delivered to Talarian and Talarian has certain rights to terminate the Sublease if the Sublease Premises are not delivered within certain time periods described in the Sublease. Talarian agrees to perform its obligations under the Sublease during the term of this Sub-Sublease, provided this agreement shall not limit or impair Talarian's right to terminate the Sublease or to negotiate modifications of the Sublease (including a later occupancy date (if BroadVision fails to deliver the Sublease Premises within the time periods required in the Sublease.

        (f) FENWICK HAS READ MASTER LEASE AND SUBLEASE. Fenwick hereby acknowledges that it has read and is familiar with the terms of the Master Lease and Sublease, and agrees that this Sub-Sublease is subordinate and subject to the Master Lease and Sublease.

8. ASSIGNMENT AND SUBLETTING. Fenwick shall not sublet the Fenwick Premises or assign this Sub-Sublease without the prior written consent of Master Landlord and BroadVision, to the extent such consent is required under the Master Lease or Sublease. Fenwick shall not sublet the Fenwick Premises or assigns this Sub-Sublease without the prior written consent of Talarian, which shall not be unreasonably withheld.

9. PARKING/SIGNAGE.

        (a) Fenwick shall have the non-exclusive use of four (4) parking spaces per 1,000 square feet in the Fenwick Premises, subject to the applicable Rules and Regulations under the Master Lease. Fenwick shall not be charged for parking.

        (b) Subject to limitations in the Master Lease and the Sublease, Talarian shall permit Fenwick to install suite door signage consistent with other signage in the Building. Tenant shall obtain permits as required by City of Los Altos.

10. AFTER HOURS UTILITY USAGE. Fenwick requires after hours utility services. Pursuant to Master Lease section 11.1 and 11.3, excessive services and after hours services usage is "subject to advance request and reimbursement by Lessee to Lessor of the cost thereof." The parties have not yet determined the ideal mechanism to (i) provide both parties with access to the "override" switch that provides after hours utilities or (ii) separately meter Fenwick's usage. It may be that after hours services can be supplied to Fenwick only if they are supplied to the entire Subleased Premises. Talarian agrees to provide access to Fenwick to the mechanical switch that permits after hours services usage. The cost of after hours utility usage shall be shared by Talarian and Fenwick equitably in accordance with the after hours usage by each party (if a cost-effective exact method of measuring the after hours utility usage of each party cannot be determined). The parties will use their best efforts to enter into a mutually acceptable agreement regarding an acceptable method of determining the proper cost allocation of after hours utility charges.

11. STATEMENTS OF TALARIAN RE: FENWICK PREMISES. Talarian has never occupied the Subleased Premises and has provided Fenwick with all the information in Talarian's possession regarding the Fenwick Premises. Without investigation other than that of which Fenwick is aware, (i) to the best knowledge of Talarian, the operating systems in the Fenwick Premises are in good working order and repair and (ii) the Fenwick Premises comply with the requirements of the American's With Disabilities Act (however, Talarian has had no "ADA" survey made of the Fenwick Premises). Talarian is assuming no obligations with regard to the Building operating systems or with regard to compliance with the American's With Disabilities Act. Talarian agrees to use commercially reasonable efforts to enforce the obligations of the Master Landlord to repair any deficiencies in the Building operating systems, and to enforce the obligations of the Master Landlord to repair any deficiencies with regard to California Code of Regulations Title 24 and/or with regard to the American's With Disabilities Act. The term " to the best knowledge of Talarian" is limited to matters within the present actual knowledge of John Bowman, means only the conscious awareness of facts or other information by Mr. Bowman, and does not include any knowledge that may be imputed by constructive notice or other means or imply that any inquiry has been undertaken.

12. MISCELLANEOUS.

        (a) NOTICES. All notices or demands of any kind required or desired to be given by Talarian to Fenwick or Fenwick to Talarian hereunder shall be in writing and shall be sent by hand delivery or by a nationally recognized courier service, in which event they shall be deemed given when the same are received, or by depositing such notices or demands in the United States mail, certified or registered, postage prepaid, return receipt requested, in which event it shall be deemed given seventy-two (72) hours after such deposit. All notices or demands shall be addressed to Talarian or Fenwick, as the case may be, at the address set forth after the signatures to this Sub-Sublease.

        (b) ENTIRE AGREEMENT. This Sub-Sublease represents the entire agreement between the parties to this Sub-Sublease and supersedes all prior agreements between the parties, whether written or oral. There are no representations between Talarian and Fenwick other than those contained in this Sub-Sublease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge this Sub-Sublease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

        (c) SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Sub-Sublease shall, subject to the provisions of this Sub-Sublease relating to assignment and subletting, apply to, be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

        (d) WAIVERS. No delay or omission in the exercise of any right or remedy of either party upon any default by the other party shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Talarian of delinquent rents or charges, or the acceptance of partial payments of such rents or charges, shall not constitute a waiver of any other default. No act or conduct of Talarian, including, without limitation, the acceptance of keys to the Fenwick Premises, shall constitute an acceptance of the surrender of the Fenwick

Premises by Fenwick before the expiration of or sooner termination of the Term. Only a written notice from Talarian to Fenwick shall constitute acceptance of the surrender of the Fenwick Premises and accomplish a termination of this Sub-Sublease prior to the scheduled expiration of the term hereof.

        (e) TIME OF ESSENCE. Time is of the essence of this Sub-Sublease.

        (f) ATTORNEY'S FEES. If any party commences an action against the other party arising out of or in connection with this Sub-Sublease, the prevailing party shall be entitled to recover from the nonprevailing party the cost and expenses of such action, including reasonable attorneys' fees and court costs. The "prevailing party" will be determined by the court before whom the action was brought based upon the assessment of which party's major agreements or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

        (g) COUNTERPARTS. This Sub-Sublease may be executed in counterparts, each of which shall constitute an original and shall be binding upon all parties, their successors and permitted assigns.

13. CONDITION PRECEDENT. Notwithstanding Paragraph 2 hereof, the Commencement Date of this Sub-Sublease shall not occur until the Master Landlord and BroadVision have consented to this Sub-Sublease in writing in form satisfactory to Fenwick and Talarian. In the event that such consents are not obtained on or before January 1, 1998, this Sub-Sublease shall have no further force and effect; provided that, on or before January 5, 1998, Talarian shall return to Fenwick all amounts previously paid by Fenwick to Talarian in connection with this Sub-Sublease (including, without limitation, the amounts paid pursuant to Paragraphs 3(a) and 3(d) above).

14. BROKERAGE. Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sub-Sublease or the transactions contemplated hereby, except for the following parties: Cornish & Carey Commercial ("C&C"), representing Fenwick, and Colliers Parris International, Inc. ("CPI") representing Talarian. Talarian shall pay to CPI any commission due to CPI in connection with this Sub-Sublease pursuant to a separate agreement between Talarian and CPI. C&C shall recover any commission due to it in connection with this Sub-Sublease directly from CPI. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's reasonable attorneys' fees.

15. DISCLOSURE TO TALARIAN. Talarian acknowledges that Fenwick acts as legal counsel for Talarian on various matters. Throughout the course of negotiations of this Sub-Sublease, Talarian has been represented by separate counsel, the law firm of McPharlin, Sprinkles & Thomas LLP. Pursuant to Rule 3-300 of the California Rules of Professional Conduct, the parties hereto agree that the terms of this transaction are fair and reasonable to Talarian. Talarian has reached this conclusion, not based upon any representation by Fenwick of Fenwick's counsel or agents, but on Talarian's own independent analysis, and with the advice of its own counsel, the law firm of McPharlin, Sprinkles & Thomas LLP. Talarian acknowledges that it has the right to the advice of an independent lawyer, and has availed itself of that opportunity. By its signature below, Talarian hereby gives its written consent to this Sub-Sublease and all of the terms and conditions contained herein.

16. In addition to Base Rent, sub-tenant shall pay GVE Distel Associates an additional $600.00 per month for unlimited after hours utility usage. Payments are due on the first, late on the 10th and subject to collection provisions in the Master Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease as of the date first above written.

FENWICK & WEST LLP                     TALARIAN, INC.

By:  /s/                               By:  /s/
     -------------------------------        ------------------------------------

Title:  Managing Partner               Title:  President & CEO
        ----------------------------           ---------------------------------

Date:  11/18/97                        Date:  11/19/97
       -----------------------------          ----------------------------------

Address For Notices:                   Address For Notices:


------------------------------------   -----------------------------------------

------------------------------------   -----------------------------------------

------------------------------------   -----------------------------------------

------------------------------------   -----------------------------------------

Attn:                                  Attn:
       -----------------------------        ------------------------------------

                              CONSENT OF SUBLESSOR

The undersigned, as Lessee and holder of all right and Interest of Lessee under the Master Lease, hereby consents to the attached Sub-Sublease:

                                       BROADVISION, INC., a Delaware Corporation

                                       By:  /s/
                                            ------------------------------------

                                       Its:  CFO
                                             -----------------------------------

                                       Dated:  11/18/97
                                               ---------------------------------


                            CONSENT OF MASTER LESSOR

The undersigned, as owner and holder of all right, title and interest of Master Lessor under the Master Lease, hereby consents to the attached Sub-Sublease.



                                       GVE DISTEL ASSOCIATES, a California
                                       General Partnership

                                       By:  /s/
                                            ------------------------------------

                                       Its:  Managing General Partner

                                       Dated:  12/6/97
                                               ---------------------------------

                         FIRST AMENDMENT TO SUB-SUBLEASE


        THIS FIRST AMENDMENT TO SUB-SUBLEASE ("First Amendment") is made and entered into as of February 1, 1999 (the "Effective Date"), by and between TALARIAN, INC., a California corporation, as sub-sublessor ("Talarian"), and FENWICK & WEST LLP, a California limited liability partnership, as sub-sublessee ("Fenwick").


                                    RECITALS:

        A. Talarian and Fenwick are parties to that certain Sub-sublease dated as of November 18, 1997 (the "Sub-sublease"), wherein Talarian sub-subleased to Fenwick certain premises consisting of approximately 8,179 square feet (the "Original Fenwick Premises") located at 333 Distel Circle, Los Altos, California. The Original Fenwick Premises are more particularly described in the Sub-sublease.

        B. Talarian and Fenwick desire to amend the Sub-sublease, on the terms and conditions set forth below, to (i) extend the Term of the Sub-sublease, and
(ii) provide for the termination of a portion of the Original Fenwick Premises.


                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Talarian and Fenwick hereby amend the Sub-sublease and Talarian and Fenwick agree as follows:

        1. Incorporation; Defined Terms. The Sub-sublease, including all exhibits attached thereto, is incorporated into this First Amendment by this reference. All capitalized terms used and not otherwise defined in this First Amendment, but defined in the Sub-sublease, shall have the meaning set forth in the Sub-sublease.

        2. Extension of Term. The Term of the Sub-sublease, which was scheduled to expire on January 31, 1999, (the "Scheduled Expiration Date"), is hereby extended through May 31, 2000 (the "Revised Expiration Date"). The period of the Term from the Scheduled Expiration Date through the Revised Expiration Date shall be referred to herein as the "Extended Term." Fenwick's sub-sublease of the Modified Fenwick Premises (as such term is defined in Paragraph 3 below) during the Extended Term shall be on and subject to all the terms and provisions of the Sub-sublease, as amended by this First Amendment.

        3. Partial Termination of Original Fenwick Premises. As of the Effective Date, (a) Fenwick has vacated that portion of the Original Fenwick Premises consisting of approximately 2,045 square feet of space (the "Terminated Premises"), as more particularly shown on Exhibit A attached hereto, and has surrendered possession of the Terminated Premises to Talarian, and (b) Talarian, at Talarian's sole cost and expense, has constructed demising walls separating the Terminated Premises from the Modified

Fenwick Premises. From and after the Effective Date the parties shall have no further obligation to one another with respect to the Terminated Premises, and references in the Sub-sublease to the "Fenwick Premises" shall be deemed to mean the Original Fenwick Premises less the Terminated Premises (the "Modified Fenwick Premises").

        4. Base Rent; Fenwick's Pro Rata Share; After Hours Utilities.

               (a) From and after the Effective Date, Fenwick shall pay monthly Base Rent for the Modified Fenwick Premises in an amount equal to Nineteen Thousand Sixteen Dollars ($19,016.00).

               (b) From and after the Effective Date, Fenwick's Pro Rata Share pursuant to Paragraph 7(b) of the Sub-sublease shall be Thirty-seven and one half (37.5) percent.

               (c) From and after the Effective Date, Fenwick shall pay directly to Master Landlord an amount equal to Four Hundred Fifty Dollars ($450.00) per month for unlimited after-hours utility usage. Such payments shall be due and payable in accordance with the second sentence of Paragraph 16 of the Sub-sublease.

        5. Representations. Talarian represents to Fenwick that, as of the date hereof, (a) the Sublease and, to Talarian's knowledge, the Master Lease are in full force and effect, and (b) no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Talarian or, to Talarian's knowledge, BroadVision or the Master Landlord.

        6. Deletions. Paragraph 5 (Options), the second sentence of Paragraph 7(e), and the last clause of the third sentence of Paragraph 7(e) (commencing with the words "provided this agreement shall not limit...") are hereby deleted from the Sub-sublease in their entirety.

        7. Miscellaneous.

               (a) Effect of Amendment. Except to the extent the Sub-sublease is modified by this First Amendment, the remaining terms and provisions of the Sub-sublease shall remain unmodified and in full force and effect (including, without limitation, the terms and provisions of Paragraph 15 of the Sub-sublease, which terms and provisions are hereby reaffirmed with respect to this First Amendment). In the event of conflict between the terms of the Sub-sublease and the terms of this First Amendment, the terms of this First Amendment shall prevail.

               (b) Entire Agreement. This First Amendment embodies the entire understanding between Talarian and Fenwick with respect to its subject matter and can be changed only by an instrument in writing signed by Talarian and Fenwick.

               (c) Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same First Amendment.

        IN WITNESS WHEREOF, Talarian and Fenwick have executed this First Amendment as of the day and year first set forth above.


LANDLORD:                                  TENANT:

TALARIAN, INC., a California corporation   FENWICK & WEST LLP, a California
                                           Limited liability partnership


By: /s/                                    By: /s/
   -------------------------------            ----------------------------------

    Title: V.P. Finance                        Title: Managing Partner
          ------------------------                   ---------------------------

    Date: 4/9/99                               Date:   April 7, 1999
         -------------------------                  ----------------------------

                              CONSENT OF SUBLESSOR


        The undersigned, as Lessee and holder of all right and interest of Lessee under the Master Lease, hereby consents to the attached First Amendment to Sub-sublease between Talarian, Inc., as sub-sublessor, and Fenwick & West LLP, as sub-sublessee, dated as of February 1, 1999.


                                      BROADVISION, INC.,
                                      a Delaware corporation


                                      By: /s/
                                        ----------------------------------

                                         Title: VP Corporate Controller
                                               ----------------------------

                                         Date:   4-15-99
                                              -----------------------------




                           CONSENT OF MASTER LANDLORD

        The undersigned, as owner and holder of all right, title and interest of Lessor under the Master Lease, hereby consents to the attached First Amendment to Sub-sublease between Talarian, Inc., as sub-sublessor, and Fenwick & West LLP, as sub-sublessee, dated as of February 1, 1999.


                                      GVE DISTEL ASSOCIATES,
                                      a California general partnership


                                      By: /s/
                                         ----------------------------------

                                         Title: Managing General Partner
                                               ----------------------------

                                         Date:   4-17-99
                                              -----------------------------